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                                                                    EXHIBIT 23.1



CONSENT OF GRANT THORNTON, INDEPENDENT AUDITORS



          We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Prosoft I-Net Solutions, Inc. 1996 Stock Option Plan, of our report dated September 11, 1998, with respect to the consolidated financial statements of Prosoft I-Net Solutions, Inc. for the period ended July 31, 1998 included in the Annual Report on Form 10-K of Prosoft I-Net Solutions, Inc. for the year ended July 31, 1998.



                                    GRANT THORNTON LLP


Dallas, Texas
November 12, 1998